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                                                                    EXHIBIT 99.2

                                                                FINAL TRANSCRIPT

(THOMSON STREETEVENTS(SM) LOGO)

CONFERENCE CALL TRANSCRIPT

CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS CONFERENCE CALL

EVENT DATE/TIME: JUL. 20. 2006 / 5:00PM ET


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JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS
CONFERENCE CALL

CORPORATE PARTICIPANTS

LISA ELKIN
Compuware Corporation - VP, Corporate Communications and IR

LAURA FOURNIER
Compuware Corporation - SVP, CFO and Treasurer

HANK JALLOS
Compuware Corporation - President and COO, Products

ANDY TRESTRAIL
Compuware Corporation - President and COO, Services

BOB PAUL
Compuware Corporation - President and COO, Covisint Division

CONFERENCE CALL PARTICIPANTS

DAVID RUDOW
Piper Jaffray - Analyst

KIRK MATERNE
Banc of America Securities - Analyst

AARON SCHWARTZ
JPMorgan - Analyst

PRESENTATION

OPERATOR

Ladies and gentlemen, thank you very much for standing by. We do appreciate your patience today while the conference assembles. And good afternoon, welcome to the Compuware Corporation First Quarter Earnings Release. [OPERATOR INSTRUCTIONS] At the request of Compuware, this conference is being recorded for instant replay and that information will be announced at the conclusion of our call.

So with that being said, we will get right to this first quarter agenda. Here with opening remarks is Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Good afternoon, Ms. Elkin, and please go ahead.

LISA ELKIN - COMPUWARE CORPORATION - VP, CORPORATE COMMUNICATIONS AND IR

Thank you very much, Brent, and good afternoon ladies and gentlemen. With me this afternoon are Laura Fournier, Senior Vice President and Chief Financial Officer; Hank Jallos, President and Chief Operating Officer of Products; Andy Trestrail, President and Chief Operating Officer of Professional Services; Bob Paul, President and Chief Operating Officer of Covisint; and Tom Costello, Senior Vice President of Human Resources, General Counsel and Secretary.

Certain statements made during this conference call that are not historical facts, including those regarding the company's future plans, objectives and expected performance are forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements represent our outlook only as of the date of this conference call.

While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information.


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JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS
CONFERENCE CALL

The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

For those of you who do not have a copy, I will begin by summarizing the press release. Laura, Hank, Andy and Bob will then provide details about the quarter and other Compuware business activities. We will then open the call to your questions.

Compuware earned $0.08 per share in fiscal year 2007 first quarter. Earnings per share increased 33% from previous Q1. Total distributed software license fees grew 15% year-over-year. Compuware reports first quarter revenues of $296.3 million. Net income was $29.3 million compared to $24.6 million in the same quarter of fiscal 2006.

Earnings per share diluted computation were $0.08 compared to $0.06 in Q1 of fiscal 2006 based upon 377.5 million and 389.9 million shares outstanding, respectively. During the Company's first quarter, software license fees were $67.5 million. Maintenance fees were $110.3 million, an increase of 2.7 from $107.4 million in the first quarter of fiscal 2006. Revenue from professional services in the quarter was $118.5 million.

I would now like to turn the call over to Laura.

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

Thank you, Lisa. Good evening ladies and gentlemen. We are satisfied with our first quarter results and believe that it provides us with a foundation from which to meet our targets for the fiscal year. As anticipated, Q1 demonstrated its typical seasonality. We continue to expect the second quarter to be challenging as well with results improving in Q3 and Q4 as the changes we have recently made take firmer root.

I would like to make one comment about the balance sheet tonight. The additional information that I normally talk about can be found in the statement accompanying the press release. During the first quarter, we deferred approximately $10.7 million of license fees and recognized $23 million of deferred license revenue. At June 30th, current deferred revenue included 68.5 million of deferred license fees and the long-term balance included $50.6 million of deferred license fees for a total deferred license fee balance of $119 million.

Year-to-date for fiscal '07, we have purchased approximately $33 million of Compuware stock or 4.5 million shares. We will continue to repurchase shares under the current authorization for the remainder of the fiscal year as market and business conditions dictate.

To reiterate guidance provided during last quarter's conference call, for the full-year fiscal 2007, we expect earnings per share to be between $0.40 and $0.45, which will include approximately $10 million of stock option expense. We expect license fee growth to continue to follow historical seasonality trends with business being slower during the first half of the year and picking up in Q3 and Q4. We expect maintenance revenue to be steady throughout the year with a slight increase on a full-year basis. Regarding professional services, we expect Q2 results to fall in line with Q1, with sales increasing in Q3 and Q4.

Overall, Q2 will be a challenging quarter, with results being essentially in line with Q1. Additionally, we expect cash flow from operations to come in north of $200 million for the year. To conclude, I want to reiterate that we think Q1 represented a fair start to the fiscal year and that as the changes we have made take greater effect, particularly again in Q3 and Q4, we will be well positioned to meet our goals for the year. Thank you. Hank?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

Thanks, Laura. As we grow and transition our Products business to be more focused on higher-value solutions, we are seeing very positive signs that these solutions directly correlate to our customers' biggest problems -- managing their entire IT portfolio and reducing the cost associated with application delivery and application service management in the production environment. We are positioning our solutions directly in line with our customers' ever-increasing problems associated with complex and diverse computing environments.

In Q1, our distributed business grew 15% year-over-year, with our hottest selling Vantage product line increasing almost 60%. Our third-party channel partners are a very important element of our distributed strategy. During the quarter, partners contributed or influenced approximately 29% of the total distributed revenue, with over 117 partners having multiple transactions, and we signed up 28 new partners worldwide.

On June 6 to 8, Compuware held its Second Annual Global Partner Summit Meeting at our world headquarters. This event was attended by 188 partners from around the world and focused on packaged solutions and highlighted partner presentations of repeatable solutions targeting specific


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JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS
CONFERENCE CALL

market opportunities. Since its inception, the partner program has grown rapidly and now encompasses partners across North America, Europe, Asia-Pac, and Latin America.

During the quarter, efforts to establish the use of CARS Test Factory solutions with large systems integrators showed progress, with HP closing two Test Factory deals in support of significant customer projects. We also participated with our partner ICMG and co-sponsored Architect World 2006 in Bangalore on May 9 and 10. This event was attended by 400 senior enterprise architects and managers from 160 companies and this activity represents one of the steps in a plan to accelerate Compuware's penetration of all systems integrators, based in India or with a significant presence in India.

I would also like to touch on our mainframe business for a moment. As reported, the mainframe license revenue was down 10.5% year-over-year and total mainframe revenue was down 2.9%. Mainframe revenue grew in North America and Asia-Pac and was off in EMEA and Latin America. Our sales force continues to demonstrate the value that our customers receive from our mainframe solution through several targeted initiatives.

Most of activity continues to be centered around Compuware's Test Data Privacy solution, which allows organizations to lower the cost of regulatory compliance while reducing risk liability. Our maintenance revenue increased 2.9% for the quarter while renewals remained above the 90% level. The mainframe business is steady in a very highly competitive cost-conscious market.

In closing, I feel the organization changes we made at the end of the last quarter have been positive and we will realize the impact in the next couple of quarters. We still have to complete the hiring for various product lines, so we can execute more consistently on a worldwide basis. The opportunity to grow the business remains substantial. Thank you. And now I'd like to turn the call over to Andy.

ANDY TRESTRAIL - COMPUWARE CORPORATION - PRESIDENT AND COO, SERVICES

Thanks, Hank. While the results for the quarter were not as strong as anticipated, we are encouraged by the progress being made in strengthening Compuware's Services business. We remain focused on building our pipeline and on improving our execution and closing new business. We also continue to invest in enhancing our capabilities around Compuware's technology. This will increase our ability to deliver value-added services and business solutions.

For the quarter, Professional Services declined by 2.8% year-over-year and 1.2% sequentially. The decline was due primarily to several instances in which customer project funding was unexpectedly terminated. As for catalysts to drive the growth of this business, we believe there is some pent-up demand with companies looking to modernize their legacy applications, thereby enabling them to remain competitive in this increasingly agile market, while we are also seeing more interest in our customer concerning some of our other solution offerings, particularly in the areas of IT governance and testing.

As I mentioned, we are encouraged by the progress we have made but we also know that we still have a lot of work to do to grow our revenue and margin. With that said, while we anticipate that Q2 will be a challenging period, we also believe that we will see some better results in Q3 and Q4. Thank you. Bob?

BOB PAUL - COMPUWARE CORPORATION - PRESIDENT AND COO, COVISINT DIVISION

Thanks, Andy. In the first quarter, Covisint built on our established moment as revenue increased 41% sequentially and 21% year-over-year due to a solid reference base and the signing of long-term subscription contracts with our growing list of customers. Our consistent ability to execute coupled with revenue currently under contract provide a stable and predictable base from which to deliver revenue growth in future quarters.

Overall, global standardization of business-to-business platforms is quickly emerging as a very important competitive trend in our target markets. This means that our customers are using our collaborative platform to be more competitive in their markets. This is evidenced by the recent new business we have won to commonize systems globally.

Furthermore, our dominance in the automotive sector continues to strengthen, with more opportunities emerging in Europe and Asia-Pac, while adding support to the new business processes with existing domestic customers. We also just recently signed a new multi-year contract for an internal employee portal for one of the largest global financial services companies in the world to provide access to a number of applications for more than 16,000 employees. Additionally, we are seeing early returns from our investments in the energy and logistic sectors with new contracts in both of these industry verticals.


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JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS
CONFERENCE CALL

Finally, our health care business is also showing positive revenue growth. Most importantly, the pipeline for more strategic deals continues to grow. Our expanded project with Blue Cross Blue Shield of Michigan is going very well and is scheduled to move into production in October. This will be an important foundation for future health care opportunities in Michigan. Thank you. Lisa?

LISA ELKIN - COMPUWARE CORPORATION - VP, CORPORATE COMMUNICATIONS AND IR

Thank you very much, Bob. Ladies and gentlemen, we will now be happy to take your questions.

QUESTION AND ANSWER

OPERATOR

Indeed. And thank you very much to our panel today. We do appreciate your time and that overview. And ladies and gentlemen, as you just heard, at this point then, we turn towards your questions and comments. [OPERATOR INSTRUCTIONS] And representing Piper Jaffray, our first question, we go to the line of David Rudow. Please go ahead sir.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

Good afternoon everyone.

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

Hi, David.

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

Hi, David.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

First question, IBM, any contribution in the quarter to revenues?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

During the first quarter, there was about $6 million of Product revenues that went against the settlement agreement.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

And do you have a breakup between mainframe and distributed for that?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

It was primarily in the mainframe area.

DAVID RUDOW - PIPER JAFFRAY - ANALYST


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JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS
CONFERENCE CALL

Okay. And zero on the services side?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

We're still working on some opportunities on the services side.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

Okay. And the sales and marketing expense took a bit of a leg down in the quarter. Is that just kind of a one-time change in the quarter or is that how we should look at ramping our expenses throughout the year?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

I think it's a pretty good base off of which to build. It did take -- the biggest reason for the decline Q4 to Q1 was obviously the decline in commissions and bonuses because Q4 was a bigger -- the end of year, so bonus accruals are higher and as well as commissions were higher on a higher revenue base. But --

DAVID RUDOW - PIPER JAFFRAY - ANALYST

It is about 200 basis points lower than it was a year ago. So --

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

Right. It's -- keep in mind also that, as Hank mentioned in his discussion, that we are hiring additional sales as well.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

Okay.

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

So, it's a base, but it will probably grow somewhat.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

And then on the maintenance revenue side, that came in at 110, a little higher than what I think you had originally thought or we had thought. Is that a pretty good base number to use for the balance of the year, about 110 million per quarter?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

I think that's safe going forward. I think we're seeing in our forecast some modest increases in the year-over-year numbers. So, we're feeling very good about it.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

And then on the services margin side, took a bit of a hit down. Was that just due to lower productivity during the quarter?


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JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS
CONFERENCE CALL

ANDY TRESTRAIL - COMPUWARE CORPORATION - PRESIDENT AND COO, SERVICES

The decline in the margin is a direct result of revenue shortfall which again was due primarily to unexpected termination of some project -- customer project funding. Unfortunately, when we have these types of transactions occur, it's difficult, we have little time to respond to that and get our technicians re-deployed on other projects, which impacts our margin.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

Was there a number of projects or just a handful of projects that were cancelled?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

Just a couple.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

And were they - what vertical were they in?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

They were scattered across multiple verticals.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

Okay. And geography wise across the world or in any particular region?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

In North America.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

North America, okay. Not in Midwest though, right?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

No.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

Okay. The mainframe seems to be more or less stable kind of round, the expectations kind of flat for the year. What are you seeing on the capacity side, capacity renewals?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

It's still kind of lumpy. I mean it is steady. Actually, we are expecting better than flat, David.

DAVID RUDOW - PIPER JAFFRAY - ANALYST


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JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS
CONFERENCE CALL

Okay.

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

We're expecting it to grow, like we said earlier, 5 to 10%.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

And that is for the current fiscal year or is that just in general looking out?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

That's for the year. That's our plan. I think that's what we mentioned last quarter, we're expecting that to grow.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

Okay and then on distributed business, what is your expectation on growth for the year on that area?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

Oh, boy, I don't know that we gave you a number. But we're not happy with the Q1. I mean it is growing over past quarters but we're not happy. We're expecting significant growth annually on the distributed number.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

The Vantage product probably did a little better than I had thought. Is there a way to use that strength to sell additional products and kind of lead with Vantage?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

Well, that's effectively what we're doing. When we realigned the products on these problem domains the clients have, they basically don't get into the details, but Vantage and Vantage Analyzer will pull a lot of other products in with it.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

And then in terms of all the changes you made on the distributed sales side, how would you rate the overall productivity in the quarter? And then, how long before you would expect to see people have 100% productivity as a whole?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

I don't know, I don't know. I won't see it in this next quarter, it will ramp up throughout the year.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

You think people are running about 50% right now as a whole if you take the entire group?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS


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JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS
CONFERENCE CALL

Actually, I don't have all the numbers in front of me, but actually it's better. North America did very, very well. Most of any loss we had was in EMEA.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

Okay.

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

We had real nice increases on distributed and mainframe in North America.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

Is there anything in the EMEA region that is troublesome or is it more kind of just temporary slowdown for summertime period?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

A little bit of that and don't forget we realigned the geographies going into this year.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

Okay.

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

Northern Europe and that, et cetera, and we switched some management but nothing that worries us. I think it's going to take them a little bit longer to get settled down.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

And then on the -- in the North America regions, any particular stronger region than others?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

I mean, not really. Northern Europe with the UK is traditionally our strongest but, I mean North America is a real indicator for us. Most of the other geographies end up following that. We've had real nice increases here.

DAVID RUDOW - PIPER JAFFRAY - ANALYST

And it was a balanced performance in the Americas by region?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

Yes.

DAVID RUDOW - PIPER JAFFRAY - ANALYST


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JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS
CONFERENCE CALL

Okay, okay. All right. Thank you very much. That's all I have.

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

Thanks.

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

Thanks, David.

OPERATOR

And thank you sir. And next representing Banc of America Securities, we go to the line of Kirk Materne. Please go ahead sir.

KIRK MATERNE - BANC OF AMERICA SECURITIES - ANALYST

Thanks. Real quick just as a follow-up. Laura, you said 6 million in product contribution, was that all license in the quarter from IBM or is that - was there some in maintenance as well?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

There was - over and above the 6 million of product revenue, there was some maintenance that we recognized in those deals, yes. That will be recognized over the next - over the maintenance term.

KIRK MATERNE - BANC OF AMERICA SECURITIES - ANALYST

Okay. And then Bob sorry, I just missed it -- could you just give me the growth figures you gave in your prepared remarks on Covisint?

BOB PAUL - COMPUWARE CORPORATION - PRESIDENT AND COO, COVISINT DIVISION

41% sequentially and 21% year-over-year.

KIRK MATERNE - BANC OF AMERICA SECURITIES - ANALYST

And that was revenue or bookings?

BOB PAUL - COMPUWARE CORPORATION - PRESIDENT AND COO, COVISINT DIVISION

That's revenue.

KIRK MATERNE - BANC OF AMERICA SECURITIES - ANALYST

Okay, thanks. And then just maybe I could ask a broader question - I don't know who wants to take this, but given that your stock is at current low, obviously it pulled back pretty dramatically and you're trading on a pretty big discount even to the broader market. I'm just kind of curious why the Board thinks only 125 million is a good buyback number and why there isn't or if there is consideration for doing something a little bit more dramatic like a tender offer or looking to do something more substantial, given the fact that your cash flow is obviously pretty steady. But, as investors are waiting for this boat to turn, as you guys said sort of the late third and fourth quarter, I'm just kind of wondering why - or just some of the thought process around that?


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JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS
CONFERENCE CALL

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

Okay, we are always evaluating that. We're looking at all the options that are available to us for the use of the cash. And in terms of the buyback itself, we were a little bit more aggressive at the end of this quarter and given the stock price, we'll probably be more aggressive in the second quarter. We can always go back to the Board and ask for additional authorization -- that's a very easy thing to do as long as it makes sense. So, we're looking at all of our options. We will evaluate all our alternatives and go forward.

KIRK MATERNE - BANC OF AMERICA SECURITIES - ANALYST

Thanks, that's helpful. And then, I guess just a second - a follow-up question maybe on the services gross margins. Can you talk a little bit about just what's going on there? Obviously, last year, you guys were targeting more towards 15% to 20%. It's regressed a bit. I understand if the revenue falls out, that that's hard to keep - it's hard to keep the margins up, but I guess what are you doing other than just trying to get the revenue back on stream to maximize the return on that part of the business, because it's clearly a pretty huge drag relative to the rest of your businesses?

ANDY TRESTRAIL - COMPUWARE CORPORATION - PRESIDENT AND COO, SERVICES

Well, we took the initial steps to restructure our organization with products and services, and we put into place a number of things relative to where we are going to develop the business. Like products, we are synergistic with them in terms of positioning solutions and those solutions that will provide significant value to our customers. So we just are going to have to have a little more time to really let that take effect. So I'm expecting that we'll begin to see that effect again in Q3, Q4 timeframe.

KIRK MATERNE - BANC OF AMERICA SECURITIES - ANALYST

Okay. And I thought I had one more. And then, just finally, can you just give us an update for sort of where the things stand in terms of the succession plan for the CEO spot at Compuware?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

Well, at this point - and Hank and Bob, feel free to add anything. We are meeting as a group, the OC or the Office of the Chairman and we meet - we meet with the executive team. We have sponsorships, he gives us advice, and we're working on -- going forward, working on this year and try to make this a successful year.

KIRK MATERNE - BANC OF AMERICA SECURITIES - ANALYST

Okay, thanks.

OPERATOR

And thank you very much, sir. And next in queue, we go to the line of Aaron Schwartz representing JP Morgan. Please go ahead sir.

AARON SCHWARTZ - JPMORGAN - ANALYST

Good afternoon. I had a follow-up question on the service margin. It looks like billable headcount was down and the cost was up. So was that just travel related costs or was there anything in there that you can add color on to sort of why that cost accelerated despite the lower headcount?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

There was nothing specific in the cost. The only different cost obviously was the option expense. They had about $400,000 of option expense in there. And you can see from the cash flow statement, overall it was about $2.7 million. But there's nothing specific other than that in the cost.


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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS CONFERENCE CALL

AARON SCHWARTZ - JPMORGAN - ANALYST

Okay. And the mainframe license, if you sort of back out the IBM piece, that number was still a little below our expectation. Is that just still a shortfall in capacity sales or is there any more color you can add on to that?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

I think, on IBM, this deal was - I wouldn't want to look at it as a separate deal. This was part of a sales effort at a very major client. They've got to do
- the sales force has to do just as much work to sell that deal as they do any other deal. So rather than looking at it separate from or subtracting it out, I think it should really be included in that number, and overall, mainframe did very well in this quarter in North America.

AARON SCHWARTZ - JPMORGAN - ANALYST

Okay. The mainframe target and the growth target you have of 5% to 10%, that is license and maintenance in IBM, is that correct?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

Yes, that would be correct.

AARON SCHWARTZ - JPMORGAN - ANALYST

Okay. Just given the volatility in capacity sales, what gives you the confidence that that can accelerate in the back half of the year? It looks like it needs a pretty significant acceleration to meet that target?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

Well, it typically does. The seasonality of that capacity accelerates every Q3and every Q4. That's just the nature of clients' buying cycle.

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

In their buying cycle, as the maintenance comes up for renewal, a lot of time, we look - at times we look then at capacity increases as well. So, it just follows the historical seasonality.

AARON SCHWARTZ - JPMORGAN - ANALYST

Okay. Switching to the distributed, the Vantage number obviously was very strong there. Were there any large transactions in there that maybe skewed that number, or was it just volume based?

HANK JALLOS - COMPUWARE CORPORATION - PRESIDENT AND COO, PRODUCTS

It is volume based, and also which is by design about the way we have our solution offerings is that we're starting to see more granular large deals, more deals than the small. Not the $30,000, $40,000 [deals]. We are starting to see more deals in the $180,000 to $250,000 area, particularly with Vantage.

AARON SCHWARTZ - JPMORGAN - ANALYST

Okay. Switching to the cash flow statement, very strong cash number and very strong collections, was there anything that you changed in your realignment that changed either the processes or the management around your collections team?


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                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS CONFERENCE CALL

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

No. This is the same processes and the same people we have had in place for a very long time now. We had a very good quarter in terms of collections. But, overall, our cash - in all areas, cash was up this quarter.

AARON SCHWARTZ - JPMORGAN - ANALYST

Okay. And the cash outflow related to deferred was - is that just a timing issue because the balance sheet was pretty good on the deferred?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

Deferred is just -- on the cash flow statement, it's just the change. And so, there was some normally deferred [hire] in Q4 and Q1 because of the timing of maintenance renewals.

AARON SCHWARTZ - JPMORGAN - ANALYST

Okay. Last question I have is, did you collect the 6 million in cash from IBM or most of that?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

I believe that IBM will pay for that 6 million in its normal course. Some of them have - either that - it's about due about right now, but they will pay in their normal payment periods.

AARON SCHWARTZ - JPMORGAN - ANALYST

Okay. And one related question to that, is your $0.40 to $0.45 guidance contingent on a true up in other income from IBM or not in the Q4 period?

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

It's based on activity, it's based on sales, it's based on our operations this year.

AARON SCHWARTZ - JPMORGAN - ANALYST

Okay. Thanks for taking my questions.

LAURA FOURNIER - COMPUWARE CORPORATION - SVP, CFO AND TREASURER

Thank you.

OPERATOR

And thank you Mr. Schwartz. And ladies and gentlemen, we will now conclude the question-and-answer portion of today's conference call. I'd like to turn the call back over to Lisa Elkin for any concluding remarks.

LISA ELKIN - COMPUWARE CORPORATION - VP, CORPORATE COMMUNICATIONS AND IR


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

                                                                FINAL TRANSCRIPT

JUL. 20. 2006 / 5:00PM ET, CPWR - Q1 2007 COMPUWARE CORPORATION EARNINGS CONFERENCE CALL

Thanks, Brent. At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware, and we hope you have a pleasant evening.

OPERATOR

Ladies and gentlemen, your host is making today's conference available for
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does conclude our call for this first quarter. Thank you very much for your participation, as well as for using AT&T's Executive Teleconference Service. You may now disconnect.

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